SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
 TO SECTION 13 OR 15(d) OF THE
 SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): August 18, 2015
THE MOVIE STUDIO, INC.


(Exact name of registrant as specified in its charter)

Delaware

000-30800
 65-0494581


(State or other jurisdiction of incorporation)


(Commission File Number)

(I.R.S. Employer Identification No.)

                      THE MOVIE STUDIO, INC.
                      2040 Sherman Street
                     Hollywood, Florida 33020




(Address of principal executive offices)
(Zip Code)

Registrant's telephone number, including area code: (954) 332-6600
 Check the appropriate box below if the Form 8-K/A filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
  [ ] Written communications pursuant to Rule 425 under
      the Securities Act (17 CFR 230.425)
  [ ] Soliciting material pursuant to Rule 14a-12 under
      the Exchange Act (17 CFR 240.14a-12)
  [ ] Pre-commencement communications pursuant to Rule 14d-2(b)
      under the Exchange Act (17 CFR 240.14d-2(b))
  [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

The Movie Studio is referred to herein as "we", "our" or "us".

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 1, 2015, we amended our Certificate of Incorporation to implement a reverse stock split at a ratio of 1 common stock share for every 100 common stock shares. This amendment was filed with the Delaware Secretary of State on July 15th, 2015, effective on July 20th, 2015. The Financial Industry Regulatory Authority ("FINRA") declared our 1-for-100 reverse stock split market effective as of August 18, 2015. The reverse stock split will reduce our common stock outstanding from approximately 393,200,000 shares to approximately 3,930,200 shares. The number of authorized shares of common stock remained the same. All fractional shares will be rounded up and each shareholder will receive new certificates evidencing their post-reverse split shares if and when they present their certificates to the transfer agent. Current stock certificates may be exchanged for new certificates by contacting our transfer agent, Continental Stock Transfer,17 Battery Place, New York, New York 10004; phone number, 212-509-4000. The text of the amendment to our Certificate of Incorporation is incorporated herein and filed as Exhibit 3.1.

In connection with our reverse stock split, FINRA has assigned us a new stock symbol, MVESD.

Our stock will be quoted as MVESD through September 7, 2015, and thereafter, the trading symbol will be MVES (OTC Markets). The new CUSIP number is 62459P 209.


Item 9.01 Financial Statements and Exhibits.
             (d)     Exhibits
             The following exhibits are filed with this Current Report on Form 8-K:


Exhibit No.

Description




 3.1 Amendment to Certificate of Incorporation

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


THE MOVIE STUDIO, INC..

By:


/s/ Gordon Scott Venters
Gordon Scott Venters
President
Date: August 25, 2015